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As filed with the Securities and Exchange Commission on December 15, 1995
                                                  Registration No. 33-_____
===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ALLIED Group, Inc.
             (Exact name of registrant as specified in its charter)

         Iowa                                         42-0958655
(State or other jurisdiction of                       (IRS Employer
incorporation or organization)                        Identification No.)

    701 Fifth Avenue, Des Moines, IA                          50391-2000
(Address of Principal Executive Offices)                      (Zip Code)

                 The ALLIED Group Employee Stock Ownership Plan
                            (Full title of the plan)

          Jamie H. Shaffer, 701 Fifth Avenue, Des Moines, IA 50391-2000
                     (Name and address of agent for service)

                                 (515) 280-4211
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
===========================================================================
Title of        Amount          Proposed       Proposed        Amount of
securities      to be           maximum        maximum         registration
to be           registered(2)   offering       aggregate       fee
registered(1)                   price          offering price
                                per share(3)
===========================================================================
Common
stock, no       797,205         $35.50         $28,300,778     $9,758.89
par value       shares
===========================================================================
(1) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold under the Plan, for which Rule 457 states there is no separate fee calculation.
(2) The number of shares set forth is the estimated maximum number of shares of Common Stock that it is anticipated will be issued to participants under the Plan.
(3) Pursuant to Rule 457(c), the price is computed on the basis of the average of the high and low prices of Common Stock reported on the consolidated reporting system of the Nasdaq Stock Market as of December 11, 1995.






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                                EXPLANATORY NOTE

     The contents of two previously filed Registration Statements for The ALLIED Group Employee Stock Ownership Plan, Registration No. 33-37301 and Registration No. 33-48234, are hereby incorporated by reference. This registration statement is being filed to register additional shares of Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

        Cheryl M. Critelli, Associate Corporate Counsel of ALLIED Group, Inc. providing the opinion regarding the legality of the securities being registered, is a participant in The ALLIED Group Employee Stock Ownership Plan (the "Plan"). As of December 31, 1994, Ms. Critelli had 934 shares of ESOP Convertible Preferred Stock allocated to her Plan account.

Item 8.  Exhibits.

     5. (a) Opinion of Cheryl M. Critelli, Associate Corporate Counsel, ALLIED Group, Inc., regarding legality of securities being registered.

          (b) Internal Revenue Service Determination Letter qualifying the Plan under Internal Revenue Code Section 401(a).

     23. (a) Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants

          (b) Consent of Cheryl M. Critelli, Associate Corporate Counsel, ALLIED Group, Inc. (in her opinion as filed as Exhibit 5 hereto)






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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, and the State of Iowa, on December 14, 1995.

                                         ALLIED Group, Inc.

                                         By: /s/ Jamie H. Shaffer
                                             ----------------------------------
                                         Jamie H. Shaffer, President (Financial)
                                                      and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

       Signature                      Title                         Date
       ---------                      -----                         ----

/s/ Douglas L. Andersen        President (Property-            December 14, 1995
--------------------------     Casualty) (Principal
    Douglas L. Andersen        Executive Officer)

/s/  Jamie H. Shaffer          President (Financial)           December 14, 1995
--------------------------       and Treasurer
     Jamie H. Shaffer            (Principal Executive,
                                 Financial, and
                                 Accounting Officer)

/s/    John E. Evans           Chairman and Director           December 14, 1995
--------------------------
       John E. Evans

/s/  James W. Callison
--------------------------     Director                        December 14, 1995
     James W. Callison

/s/ Harold S. Carpenter
--------------------------     Director                        December 14, 1995
    Harold S. Carpenter

/s/  Charles I. Colby
--------------------------     Director                        December 14, 1995
     Charles I. Colby

/s/   Harold S. Evans
--------------------------     Director                        December 14, 1995
      Harold S. Evans

/s/ Richard O. Jacobson
--------------------------     Director                        December 14, 1995
    Richard O. Jacobson

/s/   John P. Taylor
--------------------------     Director                        December 14, 1995
      John P. Taylor

/s/ William E. Timmons
--------------------------     Director                        December 14, 1995
    William E. Timmons

/s/   Donald S. Willis
--------------------------     Director                        December 14, 1995
      Donald S. Willis

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        Pursuant to the requirements of the Securities Act of 1933, the trustees
(or other persons who administer the employee benefit plan) have duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on December 14, 1995.


THE ALLIED GROUP EMPLOYEE STOCK OWNERSHIP PLAN

ESOP Committee (Administrator)

/s/ Charles H. McDonald                                        December 14, 1995
-------------------------------
Charles H. McDonald

/s/ Marla J. Franklin                                          December 14, 1995
-------------------------------
Marla J. Franklin

/s/ Jamie H. Shaffer                                           December 14, 1995
-------------------------------
Jamie H. Shaffer

/s/ George T. Oleson                                           December 14, 1995
-------------------------------
George T. Oleson






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                                  EXHIBIT INDEX

                                                                    Consecutive
              Exhibit                                               Page Number
              -------                                               -----------

5.      (a)   Opinion of Cheryl M. Critelli,                              6
              Associate Corporate Counsel,
              ALLIED Group, Inc., regarding
              legality of the 797,205
              of stock registered

        (b)   Internal Revenue Service
              Determination Letter qualifying
              the Plan under Internal
              Revenue Code Section 401(a)                                 7

23.     (a)   Consent of KPMG Peat Marwick LLP,                          10
              Independent Certified Public
              Accountants

        (b)   Consent of Cheryl M. Critelli,                              6
              Associate Corporate Counsel,
              ALLIED Group, Inc. (included
              in Exhibit 5(a))